UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2007
Date of Report (Date of earliest event reported)

FINMETAL MINING LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 500 Vancouver, British Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 601-2040
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - Registrant's Business and Operations

Item 1.01        Entry into a Material Definitive Agreement.

On December 28, 2007, FinMetal Mining Oy, a Finnish corporation that is a wholly-owned subsidiary of FinMetal Mining Ltd. (the "Company"), and Magnus Minerals Oy ("Magnus") entered into Amendment No. 1 (the "Amendment") to that certain option agreement (the "Option Agreement") dated October 6, 2006 by and between FinMetal Mining Oy and Magnus.

Under the original terms of the Option Agreement, FinMetal Mining Oy acquired an option (the "Option") to acquire a 100% interest in and to four different mineral properties located in Finland (namely, Petrovaara, Poskijärvi-Kokka, Rautavaara and Tainiovaara, collectively referred to as the "Properties") held by Magnus, which Option would be earned by FinMetal Mining Oy (i) by paying option payments of 1,000,000 euros in cash for each property (that is, 4,000,000 euros with respect to all four Properties) over a period of four years, to be paid annually at the beginning of each year with respect to each Property as follows: 100,000 euros in the first year, 100,000 euros in the second year, 300,000 euros in the third year, and 500,000 euros in the fourth year, and (ii) by making a work commitment of 1,000,000 euros on each Property (for a total work commitment of 4,000,000 euros), of which 25% must be conducted each year over a period of four years.

Pursuant to the Amendment entered into as of December 28, 2007, the terms of the Option Agreement have been amended as follows:

  the due date of the second option payment of 100,000 euros with respect to the Rautavaara Property shall be extended to April 30, 2008 in consideration of a 10,000 euro extension payment to be paid to Magnus within five days of signing the Amendment and by FinMetal Mining Oy keeping the claims in good standing by paying the applicable government and landowner payments according to Finnish law;

  after the abovementioned extension payment has been paid and the second year option payment has been paid with respect to the Rautavaara Property, the due date of the first year work commitment of 250,000 euros with respect to such Property shall be extended such that such work commitment shall not be due until August 31, 2008; and

  the due date of the first year work commitment of 250,000 euros with respect to the Tainiovarra Property shall be extended such that such work commitment shall not be due until May 31, 2008.

All other terms and conditions of the Option Agreement remain in full force and effect.

In addition, the parties to the Amendment acknowledged therein that FinMetal Mining Oy decided not to exercise the second year option with respect to each of the Petrovaara and Poskijärvi-Kokka Properties and that full interest in and to such properties (including claims in good standing for at least one year, and all data and information both old and new gathered by FinMetal Mining Oy) shall be transferred to Magnus within one month at FinMetal Mining Oy's expense, and thereafter FinMetal Mining Oy shall have foregone any claim on the Petrovaara and Poskijärvi-Kokka Properties.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Amendment No. 1 to Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FINMETAL MINING LTD.
DATE: January 3, 2007.	By: "Daniel Hunter" ______________________________ Daniel Hunter Chief Executive Officer and a Director

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